Exhibit 2.1

LETTER AGREEMENT RE:
REORGANIZATION DOCUMENT CORRECTION
November 5, 2018
Reference is hereby made to that certain Master Reorganization Agreement, dated as of February 8, 2018, by and among Quintana Energy Services Inc., a Delaware corporation (“PubCo”); QES Holdco LLC, a Delaware limited liability company (“QES Holdco”); Quintana Energy Partners, L.P., a Cayman Islands exempted limited partnership (“Main Fund”); Quintana Energy Fund − FI, L.P., a Cayman Islands exempted limited partnership (“FI Fund”); Consolidated FI Blocker, Inc., a Delaware corporation (“FI Blocker”); Quintana Energy Fund − TE, L.P., a Cayman Islands exempted limited partnership (“TE Fund”); Consolidated TE Blocker, Inc., a Delaware corporation (“TE Blocker”); QES HoldCo MergerCo, LP, a Delaware limited partnership (“HoldCo MergerCo”); Archer Holdco LLC, a Texas limited liability company (“Archer Holdco”); Geveran Investments Limited, a limited company organized under the laws of Cyprus (“Geveran Investments”); Geveran Blocker, LLC, a Delaware limited liability company (“Geveran Blocker I”); QES Investment Blocker, LLC, a Delaware limited liability company (“Geveran Blocker II”); QES LP MergerCo, LP, a Delaware limited partnership (“QES LP MergerCo”); Robertson QES Investment LLC, a Delaware limited liability company (“Robertson QES”); Quintana Energy Fund − QES Blocker, L.L.C., a Delaware limited liability company (“QES Blocker”); Quintana Energy Fund − QES Holdings, L.L.C., a Delaware limited liability company (“QES Holdings”); and Quintana Energy Services LP, a Delaware limited partnership (“QES LP,” and together with PubCo, Main Fund, FI Fund, FI Blocker, TE Fund, TE Blocker, HoldCo MergerCo, Archer Holdco, Geveran Investments, Geveran Blocker I, Geveran Blocker II, QES LP MergerCo, Robertson QES, QES Blocker, and QES Holdings, collectively, the “Parties”) (such agreement, the “MRA,” and the transactions contemplated thereby, the “Reorganization”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the MRA.
Reference is also hereby made to (1) that certain Agreement and Plan of Merger, dated as of February 12, 2018, by and between PubCo and FI Blocker (the “FI Blocker Merger Agreement”); (2) that certain Agreement and Plan of Merger, dated as of February 12, 2018, by and between PubCo and TE Blocker (the “TE Blocker Merger Agreement”); (3) that certain Agreement and Plan of Merger, dated as of February 12, 2018, by and among PubCo, QES Holdco, and HoldCo MergerCo (the “QES Holdco Merger Agreement”); and (4) that certain Agreement and Plan of Merger, dated as of February 12, 2018, by and among PubCo, QES LP, and QES LP MergerCo (the “QES LP Merger Agreement,” and the transactions contemplated by the FI Blocker Merger Agreement, the TE Blocker Merger Agreement, the QES Holdco Merger Agreement, and the QES LP Merger Agreement, collectively, the “Mergers”).
Following the Reorganization, it was determined that (1) the number of shares of PubCo common stock to be issued to FI Fund and TE Fund as consideration for the FI Blocker Merger Agreement and the TE Blocker Merger Agreement, respectively, as well as FI Fund and TE Fund’s respective ownership in Series A Units of QES Holdco, were transposed and need to be corrected; (2) awards under the 2015 Long-Term Incentive Plan of QES LP were determined to more appropriately be settled directly by PubCo following the Reorganization, as opposed to simultaneously with the consummation of the Mergers; and (3) the Reverse Stock Split (as defined in the MRA) was not required and was abandoned. The Parties acknowledge and agree that none of the foregoing has any economic impact on the Parties, who ultimately received shares of Common Stock representative of their direct or indirect interests in QES LP.
In order to effect the foregoing corrections, the affected Parties are entering into this letter agreement and hereby agree to the following, to be deemed effective as of February 12, 2018:

1.	FI Blocker Merger Agreement

a.
For all purposes, the FI Blocker Merger Agreement shall be amended to reflect FI Fund (i) owning 11,270,156 Series A Units in QES Holdco immediately prior to such merger and (ii) receiving 319,001 shares in PubCo in connection with such merger.

2.	TE Blocker Merger Agreement

a.
For all purposes, the TE Blocker Merger Agreement shall be amended to reflect TE Fund (i) owning 28,087,596 Series A Units in QES Holdco immediately prior to such merger and (ii) receiving 795,018 shares in PubCo in connection with such merger.

3.	QES Holdco Merger Agreement

a.
For all purposes, the QES Holdco Merger Agreement shall be amended to reflect FI Fund (i) owning 11,270,156 Series A Units in QES Holdco immediately prior to such merger and (ii) receiving, pursuant to the FI Blocker Merger Agreement, 319,001 shares in PubCo in connection with such merger.

b.
For all purposes, the QES Holdco Merger Agreement shall be amended to reflect TE Fund (i) owning 28,087,596 Series A Units in QES Holdco immediately prior to such merger and (ii) receiving, pursuant to the TE Blocker Merger Agreement, 795,018 shares in PubCo in connection with such merger.

c.
Rows 2 and 3 of Schedule A of the QES Holdco Merger Agreement shall be deleted (those shares of Common Stock having been delivered to FI Blocker and TE Blocker in the FI Blocker Merger Agreement and TE Blocker Merger Agreement, respectively).

4.	QES LP Merger Agreement

a.
For all purposes, due to 2015 LTIP Awards being settled directly by PubCo, the QES LP Merger Agreement shall be amended to reflect (i) the deletion of the row for “Dan Fleckman” in Schedule A thereto (which formerly reflected solely 2015 LTIP Awards) and (ii) the following corrected information on Schedule A thereto solely with respect to the individuals listed below (to reflect deletion of 2015 LTIP Awards and retention solely of directly held Units):

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Name	Address	Number of Units Held	Number of Shares of Common Stock to Receive
Rogers Herndon	**	174,774	5,519
Christopher Baker	**	124,839	3,942
Keefer Lehner	**	74,903	2,365

5.	MRA

a.
For all purposes, the MRA shall be amended to (i) replace the content and heading of Section 2.8 in its entirety with the word “[Reserved.]” and (ii) delete all references to “Reverse Stock Split” in the MRA.

b.	For all purposes, the MRA shall be amended to reflect FI Fund receiving 319,001 shares in PubCo in connection with the Reorganization (correcting the prior reference to 795,018 shares).

c.	For all purposes, the MRA shall be amended to reflect TE Fund receiving 795,018 shares in PubCo in connection with the Reorganization (correcting the prior reference to 319,001 shares).

d.
For all purposes, the MRA shall be amended to reflect the pro rata holders of QES LP (other than the holders of separately acquired LP Interests (as defined in the QES LP Merger Agreement) and excluded the 2015 LTIP Awards) receiving 9,624,640 shares in PubCo in the aggregate, which represents the 9,806,989 shares of Common Stock originally referenced in Section 2.6 of the QES LP Merger Agreement less the 182,349 shares of Common Stock issued after the Reorganization to settle the 2015 LTIP Awards.

This letter agreement may be executed in any number of counterparts, each of which shall be considered an original, and all of which shall be considered one and the same instrument. Facsimile, PDF or other electric transmission of copies of signatures shall constitute original signatures for all purposes of this letter agreement and any enforcement thereof. The provisions of Article VI of the MRA shall apply to this letter agreement mutatis mutandis.

[Signature pages follow.]

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IN WITNESS WHEREOF, the Parties have executed this letter agreement or caused this letter agreement to be duly executed on their respective behalf, by their respective officers thereunto duly authorized, all as of the day and year first above written.

QUINTANA ENERGY SERVICES, INC.

By:     /s/ Rogers Herndon
Name:    Rogers Herndon
Title: Chief Executive Officer, President, and Director

QUINTANA ENERGY SERVICES LLC

By:     /s/ Rogers Herndon
Name:    Rogers Herndon
Title: President and Chief Executive Officer

SIGNATURE PAGE TO
LETTER AGREEMENT

ARCHER HOLDCO LLC

By:     /s/ Adam Todd
Name:    Adam Todd
Title: General Counsel

SIGNATURE PAGE TO
LETTER AGREEMENT

QUINTANA ENERGY PARTNERS, L.P.

By:         Quintana Capital Group, L.P.,
               its general partner

By:         Quintana Capital Group GP Ltd.,
               its general partner

By:     /s/ Paul J. Cornell
Name: Paul J. Cornell
Title: Managing Director and Chief Financial Officer

QUINTANA ENERGY FUND – FI, L.P.

By:         Quintana Capital Group, L.P.,
               its general partner

By:         Quintana Capital Group GP Ltd.,
               its general partner

By:     /s/ Paul J. Cornell
Name: Paul J. Cornell

Title:	Managing Director and Chief Financial Officer

QUINTANA ENERGY FUND – TE, L.P.

By:         Quintana Capital Group, L.P.,
               its general partner

By:         Quintana Capital Group GP Ltd.,
               its general partner

By:     /s/ Paul J. Cornell
Name: Paul J. Cornell

Title:	Managing Director and Chief Financial Officer

SIGNATURE PAGE TO
LETTER AGREEMENT

QUINTANA ENERGY PARTNERS – QES BLOCKER, L.L.C.

By:         Quintana Energy Partners, L.P.,
               its sole member

By:         Quintana Capital Group, L.P.,
               its general partner

By:         Quintana Capital Group GP Ltd.,
               its general partner

By:     /s/ Paul J. Cornell
Name: Paul J. Cornell
Title: Managing Director and Chief
Financial Officer

SIGNATURE PAGE TO
LETTER AGREEMENT

GEVERAN INVESTMENTS LIMITED

By:     /s/ Spyros Episkopou
Name:    Spyros Episkopou

Title:	Director

SIGNATURE PAGE TO
LETTER AGREEMENT

ROBERTSON QES INVESTMENT LLC

By:     /s/ Corbin J. Robertson, Jr.
Name:    Corbin J. Robertson, Jr.
Title:    Manager

QUINTANA ENERGY PARTNERS – QES HOLDINGS, L.L.C.

By:     /s/ Corbin J. Robertson, Jr.
Name: Corbin J. Robertson, Jr.
Title:    Managing Partner

SIGNATURE PAGE TO
LETTER AGREEMENT

Agreed and Acknowledged:

/s/ Rogers Herndon
Rogers Herndon

SIGNATURE PAGE TO
LETTER AGREEMENT

Agreed and Acknowledged:

/s/ Keefer Lehner
Keefer Lehner

SIGNATURE PAGE TO
LETTER AGREEMENT

Agreed and Acknowledged:

/s/ Christopher Baker
Christopher Baker

SIGNATURE PAGE TO
LETTER AGREEMENT

Agreed and Acknowledged:

/s/ Dan Fleckman
Dan Fleckman

SIGNATURE PAGE TO
LETTER AGREEMENT